CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Azzad Ethical Income Fund and Azzad Dow Jones Ethical Market Fund.


                                        /s/

                                        TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
May 16, 2002